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                                                                    Exhibit 4.2


                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                             RPM INTERNATIONAL INC.

                                   ARTICLE I

                                    OFFICES

     Section 1. Registered Office. The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the "Board") may from time to time determine or the business of the Company may require.

                                   ARTICLE II

                                  FISCAL YEAR

     Section 1. Fiscal Year. The fiscal year of the Company shall end upon each May 31, or otherwise shall be as designated by the Board.

                                  ARTICLE III

                                  STOCKHOLDERS

     Section 1. Annual Meeting. The annual meeting of the stockholders for the election of Directors, and for the transaction of any other proper business, shall be held on such date after the annual financial statements of the Company have been prepared as shall be determined by the Board from time to time. Only such business shall be conducted as shall have been properly brought before the meeting. In the event that the annual meeting is not held on the date designated therefor in accordance with this Section 1, the Directors shall cause the annual meeting to be held as soon after that date as convenient.

     Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President of the Company, the majority of the Board and the Chairman of the Board or the President at the written request of stockholders owning a majority of shares of the Voting Stock (as such term is defined in the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation")). Special meetings of holders of the outstanding preferred stock, $0.01 par value per share, of the Company (the "Preferred Stock"), if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation (as such term is defined in the Certificate of Incorporation). Calls for special meetings shall specify the purpose or purposes of the proposed meeting, and no business shall be considered at any such meeting other than that specified in the call therefor.

     Section 3. Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated in the notice of such meeting. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a


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designated place or solely by means of remote communication, provided that: (a)
the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (b) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

     Section 4. Notice of Meetings and Adjourned Meetings. Written or other proper notice of any meeting of stockholders stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the information needed to access the stockholders' list during the meeting if the meeting is held by means of remote communication and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under any provision of these Amended and Restated By-laws (the "By-laws") or otherwise shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given; any such consent shall be deemed revoked if (a) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent, and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to the preceding sentence shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting, and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder in the manner consented to by the stockholder.

     When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     For purposes of these By-laws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

     Section 5. Stockholders' List. The officer who has charge of the stock ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with

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the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Company. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list also shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     Section 6. Quorum. At any meeting of the stockholders, except as otherwise provided by the Delaware General Corporation Law, the Certificate of Incorporation, or these By-laws, a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, that no action required by the Certificate of Incorporation or these By-laws to be authorized or taken by a designated proportion of shares may be authorized or taken by a lesser proportion; provided, further, that where a separate vote by a class or classes of shares is required by law, the Certificate of Incorporation or these By-laws, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote. If such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.

     Section 7. Voting. In all matters other than the election of Directors and other than any matters upon which by express provision of the Delaware General Corporation Law, the Certificate of Incorporation or of these By-laws a different vote is required, the vote of a majority of the shares entitled to vote on the subject matter and present in person or represented by proxy at the meeting shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares entitled to vote on the election of Directors and present in person or represented by proxy at the meeting. Except as otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one vote for each share of capital stock held by such stockholder.

     Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize, by any means permitted pursuant to the Delaware General Corporation Law and approved by the Board, another person or persons to act for him by proxy. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 9. Inspectors. The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act as judges of the voting, to determine those entitled to vote at any such meeting, or any adjournments thereof, and to make a written report of any such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

     Section 10. Action of Stockholders Without a Meeting. Pursuant to the Company's Certificate of Incorporation, the right of the stockholders to take any action by consent in writing without a regular or special meeting of the stockholders is expressly denied.

     Section 11. Order of Business. The Chairman, or such other officer of the Company designated by a majority of the Board, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxies) that may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based

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upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Company shall be managed by or under the direction of a Board, except as may be otherwise provided in the Delaware General Corporation law or in the Certificate of Incorporation.

     Section 2. Number, Election, and Terms. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, and to the minimum and maximum number of authorized Directors provided in the Certificate of Incorporation, the authorized number of Directors may be determined from time to time by (i) resolution of the Board adopted by the affirmative vote of a majority of the entire Board or (ii) by the affirmative vote of the holders of a majority of shares of the Voting Stock at any annual meeting of stockholders called for that purpose at which a quorum is present; provided, however, that the number of Directors fixed by the stockholders at any meeting many not be greater by more than one Director than the number fixed or authorized at the next preceding annual meeting of stockholders, and, provided, further, that no reduction in the number of Directors by the stockholders shall of itself have the effect of shortening the term of any incumbent Director. Directors may, but need not, be stockholders. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation.

     Section 3. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation and, if applicable, any amendment to this Section 3.

     Section 4. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

     Section 5. Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation from the Board shall be deemed to take effect immediately upon receipt of such notice or at such other time as the Director may specify in such notice.

     Section 6. Annual Meeting. Immediately following each annual meeting of stockholders for the election of Directors, the Board may meet for the purpose of organization, the election of officers and the transaction of other business at the place, if any, where the annual meeting of stockholders for the election of Directors is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place, if any, which shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof signed by all of the Directors.

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     Section 7.  Regular Meetings.  Regular meetings of the Board may be held at such places (within or without the State of Delaware), if any, and at such times as the Board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place, if any, at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

     Section 8. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, President or by any two of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him by telegram or cablegram so addressed, or shall be delivered personally or by telephone or telecopy or other electronic or wireless means, at least 24 hours before the time the meeting is to be held. Each such notice shall state the time and place (within or without the State of Delaware), if any, of the meeting but need not state the purposes thereof, except as otherwise required by the Delaware General Corporation Law or by these By-laws.

     Section 9. Quorum: Voting Adjournment. Except as otherwise provided by the Certificate of Incorporation or by these By-laws, a majority of the total number of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, the Director or Directors present at any meeting may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

     Section 10. Communications. Members of the Board, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

     Section 11. Action of Directors Without a Meeting. Except as may be otherwise provided for in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and such written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 12. Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries. Nothing herein contained shall be construed so as to preclude any Director from serving the Company in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving compensation therefor.

     Section 13. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of three or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Subject to the limitations of Section 141(c) of the Delaware General Corporation Law, as amended from time to time (or of any successor thereto,

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however denominated), any such committee, to the extent provided in the Board resolution, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company (if any) to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

                                   ARTICLE V

                                    NOTICES

     Section 1. Notices. Whenever, under the provisions of the Delaware General Corporation Law or of the Certificate of Incorporation or these By-laws, notice is required to be given to any Director or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Company or at his residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice also may be given in any other proper form, as authorized by the Delaware General Corporation Law. Notice that is given by facsimile shall be deemed delivered when sent to a number at which any Director or stockholder has consented to receive such notice. Notice by telegram or cablegram shall be deemed to be given when the same shall be filed. Notice that is given in person or by telephone shall be deemed to be given when the same shall be delivered. Without limiting the manner by which notice otherwise may be given effectively to any Director or stockholder, any notice given under any provision of these By-laws shall be effective if given by a form of electronic transmission consented to by such person. Notice given by electronic mail shall be deemed delivered when directed to an electronic mail address at which such person has consented to receive notice and notice given by a posting on an electronic network together with separate notice to such person of such specific posting shall be deemed delivered upon the later of (a) such posting and (b) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to any Director or stockholder in the manner consented to by such Director or stockholder.

     Section 2. Waiver of Notice. Whenever any notice is required to be given under any provision of the Delaware General Corporation Law or of the Certificate of Incorporation or these By-laws, a written waiver, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VI

                                    OFFICERS

     Section 1. Officers. The officers of the Company shall be a President, a Secretary, a Treasurer and, if the Board shall so determine, or as may be deemed necessary by the Board from time to time, a Chairman of the Board, one or more Vice Presidents and other officers and assistant officers. The Chairman of the Board, if any, and the President, shall be chosen from among the members of the Board; however; none of the other officers need be a Director. Any number of offices may be held by the same person.

     Section 2. Election of Officers. Each officer of the Company shall be elected by the Board and shall hold office at the pleasure of the Board until his successor has been elected or until his earlier resignation or removal.

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     Section 3.  Resignation.  Any officer may resign at any time by giving written notice of his resignation to the Company. Any such resignation shall take effect immediately upon receipt of such notice or at such other time specified in such notice. Unless otherwise specified in such notice, the acceptance of such resignation by the Company shall not be necessary to make it effective.

     Section 4. Removal. Any officer may be removed at any time, either with or without cause, by action of the Board.

     Section 5. Vacancies. A vacancy in any office because of death, resignation, removal or any other reason shall be filled by the Board.

     Section 6. Powers and Duties. All officers, as between themselves and the Company, shall have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Company, or for any other reason the Board may deem sufficient, the Board may delegate for the time being the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board may from time to time delegate to any officer the authority to appoint and remove subordinate officers and to prescribe their authority and duties.

     Section 7. Compensation. The compensation of the officers and agents of the Company shall be fixed by the Board and the Board may delegate such authority to a committee of the Board or to any one or more officers of the Company.

                                  ARTICLE VII

                           SHARES AND THEIR TRANSFER

     Section 1. Share Certificates. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the Chairman of the Board or the President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

     Section 2. Classes of Stock. The designations, powers, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information at no charge.

     Section 3. Lost, Stolen or Destroyed Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made

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against the Company with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

     Section 4. Transfers. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. Record Dates. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board. In the case of (a) a meeting, such record date also shall not be more than 60 nor less than 10 days before the date of such meeting, or (b) the payment of any dividend or other distribution, allotment of any rights, exercise of any rights in respect of any change, conversion or exchange of stock or any other lawful action, such record date also shall not be more than 60 days prior to such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     Section 6. Protection of Company. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                                    BANKING

     All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as the Board may authorize. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Company, checks, drafts and other orders for the payment of money which are payable to the order of the Company shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be authorized by the Board.

                                   ARTICLE IX

                                FORM OF RECORDS

     Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in any manner authorized by the Delaware General Corporation Law, including by means of, or in the form of, any storage device or method, provided that records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall so convert any records kept in such manner upon the request of any person entitled to inspect such records pursuant to the Delaware General Corporation Law.

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                                   ARTICLE X

                     RELIANCE ON BOOKS, REPORTS AND RECORDS

     Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

                                   ARTICLE XI

                                 CORPORATE SEAL

     The corporate seal of the Company shall be in circular form and shall contain the name of the Company. Failure to affix the corporate seal to any instrument executed on behalf of the Company shall not affect the validity of such instrument.

                                  ARTICLE XII

                               EMERGENCY BY-LAWS

     The Board may adopt, either before or during an emergency, as that term is defined by the Delaware General Corporation Law, any emergency by-laws permitted by the Delaware General Corporation Law which shall be operative only during such emergency. In the event the Board does not adopt any such emergency by-laws, the special rules provided in the Delaware General Corporation Law shall be applicable during an emergency as therein defined.

                                  ARTICLE XIII

                                SECTION HEADINGS

     The headings contained in these By-laws are for reference purposes only and shall not be construed to be part of and shall not affect in any way the meaning or interpretation of these By-laws.

                                  ARTICLE XIV

                                   AMENDMENTS

     Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, these By-Laws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting; and provided, however, that the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, is required to amend, or repeal, or to adopt any provision inconsistent with, Article IV, Section 2, relating to the number, election and terms of office of Directors, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and these By-Laws.

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